Exhibit 10.61

FOURTH AMENDMENT TO REDEVELOPMENT AGREEMENT

THIS AMENDMENT is made and entered into effective this 28th day of March, 2008, by and between LAND CLEARANCE FOR REDEVELOPMENT AUTHORITY OF THE CITY OF ST. LOUIS (hereinafter the “LCRA”), a public body corporate and politic established pursuant to the Land Clearance for Redevelopment Authority Law of the State of Missouri, and PINNACLE ENTERTAINMENT, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter the “Redeveloper”).
W I T N E S S E T H
WHEREAS, on April 22, 2004, LCRA and Redeveloper entered into that certain Redevelopment Agreement, as amended (the “Redevelopment Agreement”) which governed the development of certain real property described in Exhibit A to the Redevelopment Agreement and referred to as the “Redevelopment Area”; and
WHEREAS, the LCRA and Redeveloper desire to further amend the Redevelopment Agreement as hereinafter set forth;
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the LCRA and Redeveloper agree as follows:
1.    Attached as Exhibit 1 hereto is the Operations Compliance Plan in conformance with Section 4.16 of the Redevelopment Agreement and accepted by both Redeveloper and LCRA.

2.    Full Force and Effect/Binding Upon Parties/Successors and Assigns. Except as modified and amended by this Fourth Amendment, the Redevelopment Agreement shall remain in full force and effect in accordance with respective terms thereof. The provisions of this Fourth Amendment shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

3.    Counterparts. This Amendment maybe executed in counterparts.

LAND CLEARANCE FOR REDEVELOPMENT AUTHORITY By: /s/ Rodney Crim Rodney Crim, Executive Director	PINNACLE ENTERTAINMENT, INC. By: /s/ Wade Hundley Title: President

OPERATIONS COMPLIANCE PLAN
1.Introduction: Pinnacle Entertainment, Inc. ("Pinnacle"), Casino One Corporation ("Casino One") (collectively, the "Company") and Land Clearance for Redevelopment Authority of the City of St. Louis, Missouri ("LCRA") agree to use their good faith efforts to achieve the Goals (as defined below) with respect to purchasing of supplies and equipment, procurement and operations, third-party service contracts, and concessions ("Project Operations"), and employment.
2.Definitions. As used in this Plan definitions shall have the same meaning as those ascribed in Pinnacle's Compliance Plan approved by the City of St. Louis on August 21, 2006. The following additional definitions shall apply.
A.Contract: Any contract, procurement or lease exceeding the total sum of $5,000.00 in which Company or Participant is a party other than the agreements between Four Seasons Hotels Limited and/or its affiliates (collectively, "Four Seasons") and the Company for branding and operation of the Hotel (as defined below).
B.Executive Director: The Executive Director of the LCRA or that Executive Director's authorized representative.
C.MBE/WBE Directory: A source list compiled by the City containing names and addresses of Certified M/WBEs in the business of providing professional services and other services and goods from whom proposals can be solicited. The Directory is intended to facilitate identifying M/WBEs with capabilities relevant to particular solicitations.
D.Participant: A Person identified by the Company as a Person bound by this Operations Compliance Plan. Four Seasons shall be a Participant with respect to the Hotel.
E.Person: One or more individuals, corporations, partnerships, associations, labor organizations, legal representatives, mutual companies, joint stock companies, trusts, unincorporated organizations, trustees, trustees in bankruptcy, receivers, fiduciaries and other organizations, including the Company, Participant or Proposer; except “Person” does not include any local, state or federal governmental entity.
F.Plan: This Operations Compliance Plan as approved by LCRA and any and all amendments thereto.
G.Project: The business located in the Redevelopment Area which is owned by the Company and/or its affiliates and comprised of the following elements: (i) a 75,000 square foot casino, (ii) an approximately 200 room world-class luxury hotel (the "Hotel"), (iii) a parking garage, and (iv) any other business leasing space or operating within such project.

H.Project Operations Budget: The Project Operations budget discussed cooperatively between the Company and LCRA pursuant to Section 10 of this Agreement.
I.Proposer: A Person who submits requests to the Company to engage in services as part of a proposal.
J.Qualified, Certified M/WBE: Any M/WBE who has been certified by the City, the Illinois Department of Transportation, the Missouri Department of Transportation, the St. Louis Minority Business Council and the St. Louis Agency for Training and Employment (“SLATE”), and who possesses the necessary skills or professional expertise required for the Contract. Also, other M/WBE applicants considered by LCRA and the City on a case-by-case basis with Federal, and State certifications.
K.Equal Opportunity Employers: An employer which makes all employment decisions, including but not limited to recruitment, hiring, compensation, assignment, promotion, discipline and termination, without regard to the race, gender, age, disability, national origin, veterans status(or any other status protected by Federal, State or Local statute, regulation or ordinance) of the applicant or employee.
3.    Dissemination of the Plan.
A.Upon request, the Company shall provide a copy of this Plan to persons and entities that provide goods and services, of any kind whatsoever, for the purchasing, operation and ongoing activities of the Project Operations. Further, the Company and Participants shall work with organizations that include, but are not limited to, the Minority Business Council, the St. Louis Development Corporation, and SLATE to establish opportunities for M/WBEs in the operations of the Company and Participants in the categories stated in this Plan.
B.The Company will make outside organizations aware of this Plan, including but not limited to Minority and Women's groups and agencies, and community leaders in the majority and several Minority communities that comprise the St. Louis Metropolitan Area.
C.The Company will communicate the specifics of this Plan to all Participants and Proposers, and these same parties will also be notified of the implementation and enforcement procedures established by Company related to MBE/WBE participation, as detailed below, in this Plan.
4.Statistical Goals.
A.In support of the Company's commitment to insure that M/WBEs have an opportunity to participate in Project Operations, the Company shall use Good Faith Efforts to achieve the following overall Goals (the "Goals") for utilizing M/WBEs in Project Operations:
MBE Utilization Goal:    25%
WBE Utilization Goal:    5%

B.The Goals set forth above are related to qualified expenses as determined in accordance with sections 10 and 11 below.
C.The established overall Goals should not be construed as a limitation on bidding opportunities for M/WBEs. M/WBEs shall be eligible to be awarded Contracts over and above the percentages listed.
D.The Company is responsible for implementing this Plan and for making every reasonable effort to utilize M/WBEs when opportunities are available. The Company's Purchasing Director will take the lead role in the process by taking active steps to encourage full participation of Qualified M/WBEs. This effort will involve monitoring MBE/WBE participation levels and informing staff of MBE/WBE availability.
E.All MBE/WBE firms for which the Company receives utilization credit in achieving its MBE/WBE Goals must be eligible and certified prior to providing services to the Project Operations.
5.    Contract Requirements. The Company shall contractually require the Project Participants to assist the Company to fulfill its obligations under this Plan in accordance with the Project Operations Budget.
6.Participation Credit and Procedures. M/WBE participation shall be counted in accordance with the following:
A.The City will include as M/WBE participation those expenditures to Qualified, Certified M/WBEs that provide product and services to the Project Operations.
B.The City will include as M/WBE participation those expenditures to Qualified, Certified M/WBEs that partner with, joint venture with, or otherwise participate with businesses supplying products or services to the Project Operations.
C.The City will include as M/WBE participation the dollar value of work or services performed by an M/WBE company.
D.The City will include as M/WBE participation all Qualified, Certified M/WBE's. Company may request the City to expedite its review of any M/WBE certification request submitted in connection with this Plan. Certification by the City shall not be unreasonably withheld. In the event that a business supplying products and services to the Project Operations becomes a Qualified, Certified M/WBE after the commencement of Project Operations work, the Company may request credit towards the M/WBE Goals from the City's Compliance Officer, who shall issue a determination within 10 days of the receipt of the request by the Company.

7.Good Faith Efforts.
A.Company and any Participant or Proposer shall be presumed conclusively to be in compliance with this Plan as it relates to Good Faith Efforts to meet MBE and WBE Goals if the Participant or Proposer can demonstrate to the LCRA and the City that each of the Goals set forth have been met.
B.In the event that any of the Goals have not been met, Company, Participant and/or Proposer will be determined to have met Good Faith Efforts if it has taken the following actions any time prior to the award of a Contract:
1.    Provided notice to a reasonable number of M/WBE business organizations of specific opportunities to participate in the Contract process in sufficient time to allow M/WBE firms to participate effectively;
2.    Sent written notices, by certified mail, e-mail or facsimile, to Qualified, Certified M/WBEs soliciting their participation in the Contract process in sufficient time to allow them to participate effectively;
3.    Requested assistance in achieving the Goals from the Executive Director or the City Compliance Officer and considered in good faith their recommendations;
4.    Conferred with Qualified, Certified M/WBEs and explained the scope and requirements of the work for which their proposals were solicited;
5.    Documented those areas of procurement, purchasing and Professional Services for which Qualified, Certified M/WBEs are not available (subject to proof by such documentation) in categories such as, but not limited to, gaming devices, water, sewage, electricity, natural gas, local telephone services, slot equipment, table games, insurance, employee reimbursables, all municipal, state and federal operating agencies, all liquor, beer and wine industries regulated by the office of Alcohol and Tobacco control; State and federally regulated banks and savings & loan associations; newspapers, televisions stations and radios stations which contract with licensees to provide advertising services. Also included are; providers of professional services including, but not limited to accountants, architects, attorneys, consultants, engineers and lobbyists when acting in their respective professional capacities, or the Company's or a Participant's branded / unique materials.
C.Company (on its own behalf or on behalf of any Participant), Proposer, or Project Business shall submit documentation of its Good Faith Efforts when requested by LCRA or the City.
D.Good Faith Efforts of the Company and Participants may also be met by encouragement of:

1.     The use of providers of advertising and of professional services that are Qualified, Certified M/WBEs.
2.     Partnering with Qualified, Certified M/WBEs.
3.     Giving preference to the selection of Certified M/WBEs using first preference for selection of regional firms, second preference for selection of Missouri firms, and third preference for selection of national firms, in that order.
8.Reporting Requirements
A.Company's Purchasing Director shall assume primary responsibility on behalf of the Company for the implementation, administration and evaluation of the Plan with the exception of employment which shall be the primary responsibility of the Company's HR Director.
B.Company's Purchasing Director shall file quarterly reports with LCRA using the form attached hereto as Exhibit A.
C.Company shall maintain such records as reasonably may be required in order to demonstrate Company and Participants' compliance with this Plan including, but not limited to:
1.    All previous Quarterly M/WBE Utilization Reports and Cumulative Annual M/WBE Utilization Reports;
2.     Documentation that evidences the Company and Participants' use of Good Faith Efforts to meet the Goals.
Such records shall be made available for audit by the LCRA and the City from time to time upon reasonable notice.
9.Enforcement Provisions.     This Plan shall be administered by the Company in accordance with Section 4.16 of the Redevelopment Agreement. In the event of any conflict between the terms of this Plan and the provisions of the Redevelopment Agreement, the provisions of this Plan shall control. This Plan shall be monitored by the City's Contract Compliance Officer.
10.Project Operations Budget. The Company and LCRA agree that:
A.The Company's Purchasing Director and representatives of LCRA (the Executive Director and the City's Compliance Officer) shall meet, discuss and review an initial budget for all Project Operations for the Company and Participants.
B.The Goals discussed shall apply to those Project Operations Budget line items that are mutually agreed to by the Company's Purchasing Director and the LCRA's Compliance Officer subject to this Section 10's subparagraphs E and F.

C.The discussed Project Operations Budget line items shall serve as the guide for M/WBE participation during the term of this Plan, commencing January 3, 2008.
D.The Company agrees to take reasonable steps in cooperation with LCRA to provide opportunities for M/WBE participation in that portion of the budgeted monies not subject to the M/WBE utilization goals which shall include providing notice of open positions of the Company and Participants to SLATE.
E.The Company's Purchasing Director may exclude from the M/WBE Utilization Goals (as applied to the Company and Participants) areas such as, but not limited to, public utilities, purchase of electronic gaming devices, Company promotional coupons, water, sewage, electricity, natural gas, local telephone services, slot equipment, table games, insurance, employees, all municipal, state and federal operating agencies, all liquor, beer and wine industries regulated by the office of Alcohol and Tobacco control; State and federally regulated banks and savings & loan associations; newspapers, and services provided pursuant to corporate contracts.
F.The areas stated in Section 10F above and the following categories of expense items in the Hotel operations shall be excluded from the M/WBE Utilization Goals: (i) products purchased through the Four Seasons centralized purchasing system; (ii) system-wide services purchased by the manager for the Hotel and other hotels in the Four Season system, including national or international advertising, reservation services, and insurance; (iii) any products branded with the Four Seasons trade name or trademark; (iv) any products or services that do not meet the standard purchase specifications of the Four Seasons brand or cannot be delivered on a timely basis permitting efficient operations.
11.Employment.
A.It is the policy of the Company to recruit, hire, train and promote into all job levels the most qualified persons without regard to race, gender or other protected status. In support of this commitment, the Company as well as each Participant shall be required to use Good Faith Efforts to achieve the overall goal of 25% minority employment and 5% female employment (the “Employment Goals”). Utilization of Good Faith Efforts and Achievement of the Employment Goals shall be measured separately for the Company and each Participant, and shall apply only to employment of individuals who work on the Project.
B.For purposes of this provision Good Faith Efforts shall mean:
1.     Actively recruiting female and minority candidates, including (a) notifying SLATE and state job service agencies of employment opportunities; (b) advertising employment opportunities in both general media and, where available, media with a predominately minority audience; (c) consulting with SLATE and appropriate state and/or local authorities in an effort to expand recruitment sources for minority and female candidates; and (d) identifying the Company and Participants as Equal Opportunity Employers in all advertising for employment opportunities.
2.     Informing individuals responsible for recruitment, hiring and promotion decisions of the Company's commitment to Equal Employment Opportunity and the employment of minority and female candidates.
3.     Posting or announcing internal promotional opportunities.
4.     Encouraging current employees to refer applicants for employment positions.

C.The Company shall maintain and require Participants to maintain information identifying recruitment and applicants, as well as hiring and promotional decisions. On at least a quarterly basis, the Company will evaluate the success in reaching the Employment Goals. For any statistically significant variance from the Employment Goals, an action plan will be developed to enhance the Company's efforts to achieve the Employment Goals. Failure to achieve an Employment Goal is a matter of internal contractual compliance only and is not evidence of discrimination or any adverse employment action by the Company or Participants.
D.The Company shall be in compliance with this provision if they meet the Employment Goals, or if they demonstrate compliance with the Good Faith Efforts. The Company shall make available, upon request, for inspection by LCRA its analysis of efforts to achieve the Employment Goals and evidence of Good Faith Efforts.
E.The Company recognizes that there are federal, state and local laws which provide for and require certain affirmative practices in employment and hiring practices. This Plan is intended to be in addition to and independent of such laws.
12.Gaming Laws/Company Gaming Compliance Plan. This Plan and the M/WBE Participants providing services to the Company in connection with the Project are subject to all applicable laws, including but not limited to, all Missouri gaming laws and the Company's Gaming Compliance Plan.